Exhibit 99.1

For Release

MySize Inc. To Host First Public Demonstration of the
New BoxSizeID at the Web Summit in Lisbon

BoxSizeID is a smartphone-based measurement application for courier delivery

Airport City, Israel, November 8, 2016 --- MySize Inc. (the “Company”) (NASDAQ: MYSZ;TASE: MYSZ;), developer of unique measurement technology applications for Smartphones, announced today that the Company will host the first public demonstration of the Company’s BoxSizeID at the Web Summit in Lisbon this week, beginning today, at booth #S111 in the Start Exhibition Area of Pavilion 2 at the Feira Internacional de Lisboa and Meo Arena.

BoxSizeID is an intuitive parcel measurement app that empowers customers to easily and quickly measure the size of a parcel and calculate its exact shipping cost. BoxSizeID also provides courier companies with an additional stream of accurate logistics data to better manage their delivery processes, before the parcels even arrive at their distribution centers.

“BoxSizeID is our second product application based on the Company’s patent-pending measurement technology.  This new product is opening up the Company to a new market that is rapidly expanding and we hope that we will be able to partner with global logistics companies in the future,” said Ronen Luzon, the Company’s CEO.

According to a BDO Consulting Group report, the average daily package volume for the two largest global courier companies exceeded 30 million packages per day in 2015. Also, according to the same report, today, the courier delivery market is estimated at $232 billion and is expected to grow by approximately 4% annually during the next few years.

The Company is currently engaged in a pilot installation of BoxSizeID with Katz Shipping.  Katz Shipping is the second largest delivery company in Israel. It has more than 500 employees and delivers more than five million packages annually.

“We are very excited about demonstrating BoxSizeID for the public and to showing Web Summit attendees first-hand how versatile our patent pending technology is and how it can be effectively applied to different markets,” said Billy Pardo, the Company’s Chief of Product.

About MYSIZE

MySize Inc. (TASE: MYSZ) (NASDAQ: MYSZ) has developed a unique measurement technology based on sophisticated algorithms with broad applications including apparel, e-commerce, shipping and parcel measurement.  The technology is driven by several patent-pending algorithms which are able to calculate and record measurements in a variety of novel ways. To learn more about MySize, please visit our website, www.mysizeid.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions that are intended to identify forward-looking statements.  All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved.  Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections.  Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: an active trading market for our common stock may not develop on NASDAQ; the trading price for our common stock may fluctuate significantly; and the Company will continue to be a "controlled company," as defined under NASDAQ rules, and the interests of our controlling stockholder may differ from those of our public stockholders.  Forward-looking statements also are affected by the risk factors described in the Company's filings with the U.S. Securities and Exchange Commission.  Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Press Contact

Marjie Hadad

MH Communication

+972-54-536-5220

marjierhadad@gmail.com